Exhibit 99.1

TECNOGLASS ENTERS INTO NEW $109.5 MILLION SENIOR SECURED CREDIT FACILITY

- Proceeds Used Primarily to Refinance $83.5 Million of Existing Debt -

- Remaining Proceeds of $26.0 Million Available for Capex and Working Capital Needs -

BARRANQUILLA, Colombia (January 11, 2016) – Tecnoglass, Inc. (NASDAQ:TGLS) ("Tecnoglass" or the "Company"), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global residential and commercial construction industries, today announced that it entered into a new $109.5 million, seven-year senior secured credit facility on January 7, 2016. Proceeds from the new facility were used to refinance $83.5 million of existing debt, with the remaining $26.0 million available to the Company for capital expenditures and working capital needs. As of January 7, 2016, the Company had approximately $115.8 million of debt outstanding, including $83.5 million of borrowings on the new facility.

The new facility features two tranches, including one tranche denominated in USD representing 71% of the facility and another tranche denominated in Colombian Pesos (COP) representing the remaining 29%. Borrowings under the facility will bear interest at a weighted average interest rate of 7% for the first year, and thereafter at a rate of LIBOR plus 5.25% and DTF (Colombian index) plus 5.00% for the respective USD and COP denominated tranches.

José M. Daes, Chief Executive Officer of Tecnoglass, commented, “We are thrilled to enter into this new facility which improves our cost of capital and strengthens our balance sheet position. The refinancing was completed on attractive terms to us and extends the maturity on a significant portion of our debt. With the additional capital resources available to us, we believe we are now even better situated to continue expanding our US presence and introducing new products to capture additional market share. We appreciate the continued support from our bank partners and their increasing confidence in our strong growth trajectory in 2016 and beyond.”

The banks participating in the facility include Banco de Crédito del Perú, Banco Davivienda, Banco Colpatria, Bladex, Metrobank, Banco Sabadell, Banco Aliado and Balboa Bank & Trust.

About Tecnoglass

Tecnoglass is the #1 architectural glass transformation company in Latin America, providing hi-spec glass, windows and aluminum products for the global residential and commercial construction industries. Headquartered in Barranquilla, Colombia, Tecnoglass operates out of a 2.3 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass sells to more than 800 customers in North, Central and South America, with the United States accounting for approximately 51% of Company revenues in 2014. Tecnoglass's tailored, high-end products are found on some of the world's most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston).

For more information, please visit www.tecnoglass.com or view our new corporate video which is available at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass' current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass' business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass' filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass' financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Contact:

Sergio Barake, Deputy CFO

(305) 503-9062

sbarake@tecnoglass.com